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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): December 31, 1996



                           PRENTISS PROPERTIES TRUST
            (Exact Name of Registrant as Specified in its Charter)


                                   Maryland
                        (State or Other Jurisdiction of
                        Incorporation or Organization)


        1-14516                                         75-2661588
---------------------------                ------------------------------------
 (Commission File Number)                  (I.R.S. Employer Identification No.)


          3890 West Northwest Highway, Suite 400, Dallas, Texas 75220
             (Address of Registrant's Principal Executive Office)


                                (214) 654-0886
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.
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          On December 31, 1996, Prentiss Properties Acquisition Partners, L.P.
(the "Operating Partnership") of which Prentiss Properties Trust (the "Company") serves as the sole general partner (through a wholly-owned subsidiary) and owns an 86.0% interest, completed an acquisition of two Class-A suburban office buildings in Herndon, VA (the "Dulles Properties"). The buildings total approximately 281,000 square feet and are part of the three million square foot Dulles Corner Office Park, located at the intersection of Route 28 and the Dulles Toll Road, adjacent to Dulles International Airport.

          The buildings were purchased from Dulles Corner Properties II Limited Partnership for a purchase price of $40.5 million. The purchase price was paid through borrowings under the Company's line of credit provided by Bank One, Texas, N.A. and NationsBank of Texas, N.A.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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Financial Statements and Pro forma Financial Information

          As of the date of this report, historical audited financial information for the two properties is not available. Audited financial information will be provided for the periods specified under Rule 3-14 of Regulation S-X within sixty days of this report. Pro forma financial information for the Company will also be provided at that time.

Exhibits

          10.1 - Agreement of Purchase and Sale by and between Dulles Corner Properties II Limited Partnership ("Seller") and Prentiss Properties Acquisition Partners, L.P. ("Purchaser") dated December 27, 1996.

          99.1 - Buyer's Closing Statement dated December 31, 1996.



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